SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR ADVISORY FEE RATE CHANGES DURING THE PERIOD, THIS EXHIBIT PROVIDES INFORMATION FOR ITEM 48.

FOR PERIOD ENDING: 2/28/2005
FILE NUMBER 811-8066
SERIES NO.:   4


48.      9/1/04 - 12/31/04

         STEP:                 ASSET VALUE                ANNUAL FEE RATE
                               ($000's omitted)

         A. first ---          $ 500,000                          0.750 %

         B. of next ---        $ 500,000                          0.650 %

         C. of next --         $ 1,000,000                        0.500 %

         D. of next --         $ 2,000,000                        0.450 %

         E. of next --         $ 2,000,000                        0.400 %

         F. of next --         $ 2,000,000                        0.375 %

         K. of maximum ---     $ 8,000,000                        0.350 %




         1/01/05 - 02/28/05

         STEP:                 ASSET VALUE                ANNUAL FEE RATE
                               ($000's omitted)

         A. first ---          $ 250,000                          0.620 %

         B. of next ---        $ 250,000                          0.605 %

         C. of next --         $ 500,000                          0.590 %

         D. of next --         $ 1,500,000                        0.575 %

         E. of next --         $ 2,500,000                        0.560 %

         F. of next --         $ 2,500,000                        0.545 %

         G. of next --         $ 2,500,000                        0.530 %

         K. of maximum ---     $ 10,000,000                       0.515 %